Exhibit 99.1
DATE: May 3, 2011
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS ANNOUNCES FIRST QUARTER 2011 FINANCIAL RESULTS
•	First quarter revenue of $140.8 million grows 4.3%; 5.4% growth excluding impact of currency and previously divested Uterine Health product line

•	First quarter non-GAAP adjusted EPS of $0.33 grows 13.8% over prior year; GAAP EPS of $0.27 in both periods
MINNEAPOLIS, May 3, 2011 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported revenue of $140.8 million for the first quarter of 2011, a 4.3 percent increase over sales of $134.9 million in the comparable quarter of 2010. Adjusting revenue for the impact of currency fluctuation and the impact of the Her Option® uterine health product line, which was sold during the first quarter of 2010, results in constant currency revenue growth of 5.4 percent.
Men’s Health sales of $67.4 million in the first quarter represented an increase of 4.5 percent on a reported basis compared to the same quarter last year, and grew 4.3 percent on a constant currency basis, with growth primarily driven by the Male Continence product line. The BPH Therapy business increased 8.3 percent on a reported basis and 7.8 percent on a constant currency basis to $28.1 million for the quarter. BPH Therapy sales were led by continued enthusiasm surrounding the new GreenLight™ XPS console and the MoXy™ Liquid Cooled Fiber. The Women’s Health business increased 6.0 percent on a reported basis and 5.7 percent on a constant currency basis to $45.3 million in the first quarter. The Women’s Health growth is primarily driven by the pelvic floor repair product line which continues to benefit from both the Elevate® anterior and posterior systems.
The Company reported first quarter net income of $21.6 million, or $0.27 per share. This compares to net income in the same quarter last year of $20.7 million, also $0.27 per share. Non-GAAP adjusted earnings per share of $0.33 compares to $0.29 per share in the same quarter last year, an increase of 13.8 percent. Non-GAAP adjusted earnings per share excludes the impact of the amortization of intangible assets and amortization of financing costs, both significant non-cash items affecting comparability to other companies. First quarter 2011 non-GAAP adjusted earnings per share also excludes the start-up costs related to the transition of certain manufacturing operations to a new facility in Ireland and first quarter 2010 non-GAAP adjusted earnings per share excludes the gain on the sale of the Her Option® Uterine Health product line. A reconciliation of reported net income to non-GAAP adjusted net income for all periods is provided in the attached schedules.
Proposed Transaction with Endo Pharmaceuticals
On April 10, 2011, Endo Pharmaceuticals (Endo) (NASDAQ: ENDP) and American Medical Systems entered into a definitive agreement under which Endo will acquire AMS for $30 per share, or $2.9 billion in cash, which includes the assumption and repayment of $312 million of AMS debt. The transaction is expected to close in the third quarter of 2011, subject to approval by AMS stockholders, clearance by the relevant antitrust authorities and the satisfaction of other customary conditions.

American Medical Systems
May 3, 2011

A special meeting of the stockholders of AMS will be announced in due course to obtain stockholder approval of the proposed transaction. AMS has filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement and intends to file with the SEC and distribute to its stockholders a definitive proxy statement and other relevant documents in connection with the proposed transaction. Investors of AMS are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about AMS, Endo and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by AMS with the SEC at the SEC’s website at www.sec.gov, at AMS’s website at www.AmericanMedicalSystems.com or by sending a written request to American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota, 55343, attention: Corporate Secretary.
AMS and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of AMS’s stockholders in connection with the proposed transaction will be set forth in AMS’s definitive proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the definitive proxy statement to be filed with the SEC.
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), management provides non-GAAP adjusted net income, non-GAAP adjusted earnings per share and constant currency revenue growth rates because management believes that in order to properly understand the Company’s short-term and long-term financial trends and for purposes of comparability to other companies, investors may wish to consider the impact of certain adjustments (such as gain or loss on extinguishment of debt, gain or loss on sale of non-strategic assets, in-process research and development charges (IPRD), amortization of intangible assets, amortization of financing costs, start-up costs of global manufacturing expansion and related income tax adjustments and the impact of foreign currency translation on reported revenue). These adjustments result from facts and circumstances (such as acquisition, business development and expansion activities and other non-recurring items) that vary in frequency and impact on the Company’s results of operations, represent significant items, which when excluded provide a useful measure to determine the health of the business and earnings by the business before significant non-cash charges and costs of a start-up nature or in the case of foreign currency translation, are highly variable and difficult to predict. Management uses non-GAAP adjusted net income, non-GAAP adjusted earnings per share and constant currency revenue growth rates to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.
A reconciliation of net income and revenue growth rate percentages, the GAAP measure most directly comparable to non-GAAP adjusted earnings per share and constant currency revenue growth rates, respectively, are provided on the attached schedules.
Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

American Medical Systems
May 3, 2011

About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to treat incontinence, erectile dysfunction, benign prostatic hyperplasia (BPH), pelvic floor prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher-quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 340,000 patients in 2010.
Forward-Looking Statements
This press release contains forward-looking statements relating to, among other things, the market opportunities, future products, sales, financial results of American Medical Systems and the proposed merger between AMS and Endo. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors, physician acceptance, endorsement, and use of AMS products; timing and success of new product introductions; clinical and regulatory matters; product liability claims; potential product recalls or technological obsolescence; changes in and adoption of reimbursement rates; global healthcare reform; patient acceptance of the Company’s products and therapies; current worldwide economic conditions; reliance on single or sole-sourced suppliers; loss or impairment of a principal manufacturing facility; factors impacting the stock market and share price and its impact on the dilution of convertible securities; adequate protection of the Company’s intellectual property rights; successfully managing debt leverage and related credit facility financial covenants; currency and other economic risks inherent in selling our products internationally; whether the merger with Endo will be consummated; and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended January 1, 2011, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2010 and its other SEC filings.

Contact:	Mark Heggestad
Executive Vice President and Chief Financial Officer
952-930-6495
Mark.Heggestad@AmericanMedicalSystems.com

Anthony Bihl
President and Chief Executive Officer
952-930-6334
Tony.Bihl@AmericanMedicalSystems.com

American Medical Systems
May 3, 2011

American Medical Systems Holdings, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	April 2, 2011	April 3, 2010
	(Unaudited)	(Unaudited)

Net sales	$140,786	$134,926
Cost of sales	22,133	21,027

Gross profit	118,653	113,899

Operating expenses
Sellling, general and administrative	60,286	60,887
Research and development	14,418	13,509
Global manufacturing start-up costs	197	—
Amortization of intangibles	2,948	3,047

Total operating expenses	77,849	77,443

Operating income	40,804	36,456

Other (expense) income
Royalty income	82	308
Interest expense	(3,101)	(3,954)
Amortization of financing costs	(3,163)	(3,693)
Gain on sale of non-strategic assets	—	7,719
Other expense	(827)	(516)

Total other (expense) income	(7,009)	(136)

Income before income taxes	33,795	36,320

Provision for income taxes	12,234	15,662

Net income	$21,561	$20,658

Net income per share
Basic net income	$0.28	$0.28
Diluted net income	$0.27	$0.27

Weighted average common shares used in calculation
Basic	76,866	75,117
Diluted	78,691	76,270

American Medical Systems
May 3, 2011

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)

	April 2, 2011	January 1, 2011
	(Unaudited)
Assets
Current assets
Cash and short-term investments	$110,015	$77,815
Accounts receivable, net	96,442	98,518
Inventories, net	35,492	33,789
Other current assets	24,220	22,305

Total current assets	266,169	232,427

Property, plant and equipment, net	40,820	41,405
Goodwill and intangibles, net	772,642	774,501
Other long-term assets	8,768	5,101

Total assets	$1,088,399	$1,053,434

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,500	$8,833
Accrued liabilities and taxes	58,802	60,719

Total current liabilities	68,302	69,552

Debt and other long-term liabilities	320,618	315,321

Total liabilities	388,920	384,873

Stockholders’ equity	699,479	668,561

Total liabilities and stockholders’ equity	$1,088,399	$1,053,434

American Medical Systems
May 3, 2011

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	April 2, 2011	April 3, 2010

Cash flows from operating activities
Net income	$21,561	$20,658

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including financing costs	8,552	9,264
Gain on sale of non-strategic assets	—	(7,719)
Stock-based compensation	2,190	1,829
Other adjustments, including changes in operating assets and liabilities	874	2,576

Net cash provided by operating activities	33,177	26,608

Cash flows from investing activities
Purchase of property, plant and equipment	(1,802)	(1,314)
Purchase of intangibles	(508)	(693)
Purchase of investments	(34,468)	(25,041)
Sale of investments	8,571	7,337
Sale of non-strategic asset	—	20,186
Other cash flows from investing activities	(425)	783

Net cash provided by investing activities	(28,632)	1,258

Cash flows from financing activities
Payments on senior secured credit facility	—	(45,719)
Other cash flows from financing activities	6,298	9,560

Net cash used in financing activities	6,298	(36,159)

Effect of currency exchange rates on cash	(329)	(165)

Net (decrease) increase in cash and cash equivalents	10,514	(8,458)

Cash and cash equivalents at beginning of period	16,481	30,670

Cash and cash equivalents at end of period	$26,995	$22,212

American Medical Systems
May 3, 2011

American Medical Systems Holdings, Inc.
Selected Sales Information and Constant Currency Growth Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended		Constant Currency Growth Reconciliation (a)
					Percent Growth
			Percent	Currency	at Constant
	April 2, 2011	April 3, 2010	Growth	Impact	Currency
Sales
Men’s health	$67,407	$64,480	4.5%	$175	4.3%
BPH therapy	28,054	25,911	8.3%	132	7.8%
Women’s health	45,325	42,748	6.0%	137	5.7%

Sub-total	140,786	133,139	5.7%	444	5.4%

Uterine health (b)	—	1,787	-100.0%	—	-100.0%

Total	$140,786	$134,926	4.3%	$444	4.0%

Geography
United States	$99,675	$96,523	3.3%	$—	3.3%
International	41,111	36,616	12.3%	444	11.1%

Sub-total	140,786	133,139	5.7%	444	5.4%

United States-Uterine health (b)	—	1,787	-100.0%	—	-100.0%

Total	$140,786	$134,926	4.3%	$444	4.0%

Percent of total sales
Men’s health	48%	48%
BPH therapy	20%	19%
Women’s health	32%	32%

Sub-total	100%	99%

Uterine health (b)	0%	1%

Total	100%	100%

Geography
United States	71%	73%
International	29%	27%

Total	100%	100%

(a)	To calculate the currency impact on revenue growth rates, the Company compares each period’s sales, assuming no fluctuation in foreign currency exchange rates between periods. The generally accepted accounting principle (GAAP) measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue.

(b)	The uterine health product line, Her Option® was sold in February, 2010. Revenues for 2010 consist of end-customer revenue earned prior to the date of sale, in addition to revenue earned as part of the product supply agreement with CooperSurgical, Inc., which continued through the fourth quarter of 2010.

American Medical Systems
May 3, 2011

American Medical Systems Holdings, Inc.
Reconciliation of Reported Net Income to Non-GAAP Adjusted Net Income
(Adjustments are presented on a pre-tax basis)
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	April 2, 2011	April 3, 2010
Net income, as reported	$21,561	$20,658

Adjustments to net income:
Amortization of intangibles (a)	2,948	3,047
Amortization of financing costs (b)	3,163	3,693
Global manufacturing start-up costs (c)	197	—
Gain on sale of non-strategic assets (d)	—	(7,719)
Tax effect of adjustments to net income (e)	(2,147)	2,533

Non-GAAP adjusted net income	$25,722	$22,212

Net income per share
Basic	$0.28	$0.28
Diluted	$0.27	$0.27

Non-GAAP adjusted earnings per share
Basic	$0.33	$0.30
Diluted	$0.33	$0.29

Weighted average common shares used in calculation:
Basic	76,866	75,117
Diluted	78,691	76,270

(a)	Consists of amortization of intangible assets, primarily developed and core technology.

(b)	Consists of amortization of financing costs on our convertible senior subordinated notes and senior secured credit facility.

(c)	Consists of start-up costs in connection with the expansion of manufacturing capacity internationally, which are incremental to on-going operations.

(d)	Relates to the gain on the sale of the Her Option ® Global Endometrial Ablation product line.

(e)	Includes the tax effect of each of the above items in each of the periods.